Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-147362) of Kona Grill, Inc., pertaining to the resale of securities held by certain stockholders,

(2)	Registration Statement (Form S-8 No. 333-127593) pertaining to the Kona Grill, Inc. 2005 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-127594) pertaining to the Kona Grill, Inc. 2005 Stock Award Plan,

(4)	Registration Statement (Form S-8 No. 333-127596) pertaining to the Kona Grill, Inc. 2002 Stock Plan, and

(5)
Registration Statement (Form S-3 No. 333-158278) of Kona Grill, Inc., pertaining to the registration of rights to purchase shares of its common stock and the issuance of such shares upon exercise of the rights;

of our report dated March 14, 2012, with respect to the consolidated financial statements of Kona Grill, Inc. included in this Annual Report (Form 10-K) of Kona Grill, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 14, 2012